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                                                                    Exhibit 4(f)


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                                    TRW INC.

                                       And


                      THE CHASE MANHATTAN BANK, as Trustee







                                 --------------

                          Fifth Supplemental Indenture

                            Dated as of June 2, 1999

                     Relating to the 7 3/4% Debentures Due 2029

                                 --------------













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                  FIFTH SUPPLEMENTAL INDENTURE (this "Fifth Supplemental
         Indenture") dated as of June 2, 1999, among TRW Inc., an Ohio corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as successor trustee (the "Trustee") to Mellon Bank, N.A.


                  WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of May 1, 1986 (the "Original Indenture"), as amended by the First Supplemental Indenture dated as of August 24, 1989, the Second Supplemental Indenture dated as of June 2, 1999, the Third Supplemental Indenture dated as of June 2, 1999, the Fourth Supplemental Indenture dated as of June 2, 1999, and the Fifth Supplemental Indenture dated as of June 2, 1999, between the Company and the Trustee (collectively, the "Supplemental Indentures"; the Original Indenture, as amended by the Supplemental Indentures is herein called the "Indenture") providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities");

                  WHEREAS Section 11.01(f) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of establishing any form of Security, as provided in Section
2.02 of the Indenture, providing for the issuance of any additional series of Securities as provided in Section 3.01 of the Indenture and to set forth the terms thereof;

                  WHEREAS the Company proposes in and by this Fifth Supplemental Indenture to supplement and amend the Indenture in certain respects to establish a series of Securities issued pursuant to the Indenture designated as the 7 3/4% Debentures Due 2029 limited in aggregate principal amount to $550,000,000 (the "Debentures"). The Debentures shall consist of the Initial Debentures and the Exchange Debentures (both as defined herein), which together shall constitute one series of Securities for purposes of the Indenture; and

                  WHEREAS the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture and have certified that all requirements necessary to make this Fifth Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, the Company and the Trustee hereby agree that the following sections of this Fifth Supplemental Indenture supplement and amend the Indenture with respect to that series of Securities which consists of the
Debentures:

                  SECTION 1. DEFINITIONS. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

                  (b) Section 1.01 of Article One of the Indenture is hereby supplemented, solely with respect to that series of Securities which consists of Debentures, to add the following definitions:

                  "Agent Members" has the meaning provided in Section 2.06.

                  "Debentures" means the series of Securities issued pursuant to this Indenture designated as the 7 3/4% Debentures Due 2029 and limited in aggregate principal amount to $550,000,000.

                  "Debentures Closing Date" means June 2, 1999.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debentures" means any Debentures if and when issued pursuant to this Indenture in connection with an Exchange Offer for a like principal amount of the Initial Debentures.

                  "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

                  "Foreign Holder" means a holder of a Debenture that is, for United States Federal income tax purposes (a) a non-resident alien individual,
(b) a foreign corporation or (c) an estate or trust that is not a United States Holder.

                  "Global Debentures" has the meaning provided in Section 2.02.

                  "Initial Debentures" means a series of Securities issued pursuant to the Indenture and designated as the 7 3/4%


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Debentures Due 2029 limited in aggregate principal amount to $550,000,000.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Non-U.S. Person" means a Person who is not a "U.S. person" (as defined in Regulation S).

                  "Physical Debentures" has the meaning provided in Section
2.02.

                  "Private Placement Legend" means the legend initially set forth on the Debentures in the form set forth in Section 2.05(a).

                  "Purchase Agreement" means with respect to the Initial Debentures, the Purchase Agreement dated May 26, 1999, among the Company and the representatives of the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 26, 1999, among the Company, and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as the representatives of the Initial Purchasers (as defined in the Registration Rights Agreement).

                  "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Rule 144A" means rule 144A under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.



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



                  "Transfer Restricted Debentures" means Debentures that bear or are required to bear the legend set forth in Section 2.05(a) hereto.

                  "United States Holder" means a holder of a Debenture that is, for United States Federal income tax purposes,

                  (1)      a citizen or resident of the United States;
                  (2) a corporation or other entity taxable as a corporation created or organized under United States law (Federal or state); or
                  (3) an estate or trust whose world-wide income is subject to United States Federal income tax.

                  SECTION 2. CREATION OF SERIES OF SECURITIES. Pursuant to
Section 3.01 of the Indenture, there is hereby created a new series of Securities designated as the "7 3/4% Debentures Due 2029" limited in aggregate principal amount to $550,000,000. The Debentures shall include the Initial Debentures and the Exchange Debentures, which together shall constitute one series of Securities for purposes of the Indenture.

                  SECTION 3. AMENDMENTS TO ARTICLE TWO. (a) The Initial Debentures are being offered and sold by the Company pursuant to the Purchase Agreement. Section 2.02 of Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following:

                  "The Debentures shall be substantially in the form annexed hereto as Exhibit A. The terms and provisions contained in the form of the Debentures annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Debentures offered and sold in reliance on Rule 144A or in reliance on Regulation S, in each case as provided in the Purchase Agreement shall be issued initially in the form of one or more permanent global Debentures in definitive, fully registered form without interest coupons with the global securities legend set forth in Section 2.05(b) and the restricted securities legend set forth in Section 2.05(a), (each, a "GLOBAL DEBENTURE"), which shall be deposited on behalf of the purchasers of the Initial Debentures represented thereby with the Trustee, at its



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New York Office, as custodian for the Depository (or such other custodian as the Depository may direct), duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as hereinafter provided.

                  Debentures initially offered and sold to Institutional Accredited Investors in transactions exempt from the registration requirements of the Securities Act shall be issued in the form of certificated Debentures in definitive, fully registered form without interest coupons with the securities legend and the restricted securities legend set forth in Section 2.05(a) hereto (the "PHYSICAL DEBENTURES"). Debentures issued pursuant to Section 2.06 in exchange for interests in the Global Debentures shall be Physical Debentures.

                  (b) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 2.05:

                  "Section 2.05. RESTRICTIVE LEGENDS. (a)(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Debenture certificate (and all Debentures issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE



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



         SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO
         THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM
         THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS DEBENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO
         THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Debenture (including any Transfer Restricted Debenture represented by a Global Debenture) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a Debenture that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Debenture, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144; PROVIDED, HOWEVER, that (1) if such exchange occurs prior to an Exchange Offer the





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


         Registrar shall issue an Initial Debenture that does not bear the legend set forth above and (2) if such exchange occurs after an Exchange Offer, the Registrar shall issue an Exchange Debenture.

                  (iii) After a transfer of any Initial Debentures during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Debentures all requirements pertaining to legends on such Initial Debenture will cease to apply, and an Initial Debenture without legends will be available to the transferee of the Holder of such Initial Debentures upon exchange of such transferring Holder's Initial Debenture in the form of a Physical Debentures or directions to transfer such Holder's interest in the Global Debenture, as applicable.

                  (iv) Upon the consummation of an Exchange Offer with respect to the Initial Debentures pursuant to which Holders of such Initial Debentures are offered Exchange Debentures in exchange for their Initial Debentures, Initial Debentures with the restricted securities legend set forth in Section 2.05(a) will be available to Holders of such Initial Debentures that do not exchange their Initial Debentures, and Exchange Debentures in certificated or global form without the restricted securities legend will be available to Holders that exchange such Initial Debentures in such Exchange Offer.

                  (v) Upon the consummation of an Exchange Offer, holders who are not entitled to participate in the Exchange Offer shall be entitled to exchange their Initial Debentures for Exchange Debentures in the form of Physical Debentures, PROVIDED that such Physical Debentures shall bear the legend set forth in paragraph (a)(i) of this Section and shall constitute Transfer Restricted Debentures.

                  (b) Each Global Debenture, Initial Debenture and Exchange Debenture (other than Physical Debentures), shall also bear the following legend on the face thereof:

         "UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER



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



         NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
         DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE   HEREOF
         FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE."

                  (c) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEBENTURES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Physical Debentures and Global Debentures at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures other than exchanges pursuant to Sections 3.04,
         4.07 or 11.04 not involving any transfer.

                  (iii) The Company shall not be required to (A) to issue, register, register the transfer of or exchange any Debenture during a period of 15 days preceding the selection of Debentures for redemption, or (B) register the transfer of or exchange of any Physical Debenture selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except in the case of any Physical Debenture to be redeemed in part, the portion thereof not to be redeemed.

                  (iv) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent, the Registrar may deem and treat the person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (v) All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

                  (d)  NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Debenture, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depository participants, members or beneficial owners in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof."




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

                  (c) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 2.06:

                  "Section 2.06. BOOK-ENTRY PROVISIONS FOR GLOBAL DEBENTURES.
(a) This Section 2.06(a) shall apply only to a Global Debenture deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.06, authenticate and deliver initially one or more Global Debentures that (i) shall be registered in the name of the Depository for such Global Debenture or Global Debentures or the nominee of such Depository, (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository and (iii) bear legends as set forth in Section 2.05(b).

                  Members of, or participants in, the Depository (the "AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Debenture and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture.

                  (b) Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depository, its successor or their respective nominees. Interests of beneficial owners in a Global Debenture may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.07. In addition, Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Debentures if (i) the Depository notifies the Company in writing that it (or its nominee) is unwilling or unable to continue to act as Depository for the Global Debentures under the Exchange Act and a successor depository registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days of such notice or (ii) at any time if the Company determines that the Global Debentures (in whole but not in part) should be exchanged for Physical Debentures.

In addition to the foregoing, during the continuance of an Event of Default holders of book-entry interests will be entitled to request and receive Physical Debentures. Such Physical Debentures will be issued to and registered in the name of, or as directed by, that person only upon the request in writing made through a Depository participant.

                  (c) In connection with any transfer of a portion of the beneficial interests in a Global Debenture to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Debentures in an amount equal to the principal amount of the beneficial interest in such Global Debentures to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Debentures of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Debenture to beneficial owners pursuant to clauses (i) or (ii) of paragraph (b) of this Section, the Global Debenture shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Debenture an equal aggregate principal amount of Physical Debentures of authorized denominations.

                  (e) Any Physical Debenture delivered in exchange for an interest in the Global Debenture pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (a) of Section 2.05, bear the legend regarding transfer restrictions applicable to the Physical Debenture set forth in Section 2.05.

                  (f) The registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

                  (g) Beneficial owners of interests in a Global Debenture may receive Physical Debentures (which shall bear the Private Placement Legend if required by Section 2.05) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such Physical Debentures, the Registrar shall reflect on its books and records a decrease in the principal amount of the Global Debenture equal to the principal amount of such Physical Debentures and the Company shall execute and the

Trustee shall authenticate and deliver one or more Physical Debentures having an equal aggregate principal amount.

                  (i) CANCELLATION OR ADJUSTMENT OF GLOBAL DEBENTURE. At such time as all beneficial interests in a Global Debenture have either been exchanged for Physical Debentures, redeemed, repurchased or canceled, such Global Debenture shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Physical Debentures, redeemed, repurchased or canceled, the principal amount of Debentures represented by such Global Debenture shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Debenture, by the Trustee to reflect such reduction."

                  (d) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 2.07:

                  "Section 2.07. TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF GLOBAL DEBENTURES. (i) The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Debenture shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to credited with a beneficial interest in the Global Debenture. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Debenture and to debit the account of the Person making the transfer the beneficial interest in the Global Debenture being transferred.

                  (ii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.06(b)), a Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) In the event that a Global Debenture is exchanged for Physical Debentures pursuant to Section 2.06(b), prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Debentures, such Debentures may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.07 (including the certification requirements set forth on the reverse of the Initial Debentures intended to ensure that such transfers comply with Rule 144A, Regulation D or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) GENERAL. By its acceptance of any Debenture bearing the Private Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. In connection with any transfer of Debentures, each Holder agrees by its acceptance of the Debentures to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section
2.07 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar."

                  SECTION 4. AMENDMENT TO ARTICLE THREE. The third paragraph of
Section 3.05 of Article Three of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, to read in its entirety as follows:

                  "Subject to Sections 2.06 and 2.07, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms (including an exchange of Initial Debentures for Exchange Debentures), upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive; PROVIDED, that no exchanges of Initial Debentures for Exchange Debentures shall occur until a Registration Statement shall have been declared effective by the Commission (confirmed in an Officers' Certificate delivered to the Trustee) and that any Initial Debentures that are exchanged for Exchange Debentures shall be canceled by the Trustee."

                  SECTION 5. AMENDMENTS TO ARTICLE FOUR. (a) Article Four of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 4.09:

                  "Section 4.09. PAYMENT OF ADDITIONAL AMOUNTS. The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Debentures such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Debentures to a Foreign Holder, after deduction or withholding for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Debentures to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligation to pay additional amounts shall not apply:

         1. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, considered as:

                  a. being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

                  b. having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

                  c. being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                  d. being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision;

         2. to any Holder that is not the sole beneficial owner of the Debentures, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

         3. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debentures, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge;

         4. to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

         5. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

         6. to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

         7. to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Debentures, if such payment can be made without such withholding by any other paying agent; or

         8.       in the case of any combination of items "1." - "7."

                  The Debentures are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this Section 4.09, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein."

          (b) Article Four of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 4.10:

                  "SECTION 4.10. REDEMPTION. If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 26, 1999, the Company becomes or will become obligated to pay additional amounts as described under Section 4.09 above, or (b) any act is taken by a taxing authority of the United States on or after May 26, 1999, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Debentures on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Debentures. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described in Section 4.09 and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion, the Company is entitled to redeem the Debentures pursuant to their terms."

                  SECTION 6. THIS FIFTH SUPPLEMENTAL INDENTURE. This Fifth Supplemental Indenture and the Exhibits hereto shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                  SECTION 7. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8. COUNTERPARTS. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 9. HEADINGS. The headings of this Fifth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 10. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture.

                  SECTION 11. SEVERABILITY. In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Fifth Supplemental Indenture or of the Securities, but this Fifth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                             TRW Inc.,

                               by
                                  /s/ William B. Lawrence
                                 -----------------------------------------
                                 Name:   William B. Lawrence
                                 Title:      Executive Vice President,
                                             General Counsel and Secretary


                             THE CHASE MANHATTAN BANK, as Trustee,

                               by
                                  /s/ R. J. Halleran
                                 -----------------------------------------
                                 Name:   R. J. Halleran
                                 Title:      Second Vice President

                                                                       EXHIBIT A



                       [FORM OF FACE OF INITIAL DEBENTURE]

                           [INSERT APPROPRIATE LEGEND]

                                    TRW INC.

                            7 3/4% Debenture Due 2029

                                                    [CUSIP] [ISIN] [COMMON CODE]


No.                                                                       $[   ]


                  TRW INC., an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [ ], or its registered assigns, the principal sum of [ ] Dollars ($[ ]) on June 1, 2029.

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 1999.

                  Regular Record Dates: May 15 and November 15.

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture dated as of May 1, 1986 (the "Original Indenture"), as supplemented and amended by the First Supplemental Indenture, dated as of August 24, 1989, the Second Supplemental Indenture dated as of June 2, 1999, the Third Supplemental Indenture dated as of June 2, 1999, the Fourth Supplemental Indenture dated as of June 2, 1999, and the Fifth Supplemental Indenture dated as of June 2, 1999 (collectively, the "Supplemental Indentures"; the Original Indenture, as amended by the Supplemental Indentures is hereinafter referred to as the "Indenture"). This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 7 3/4% Debentures Due 2029 (hereinafter referred to as the "Debentures"), limited in aggregate principal amount to $550,000,000.

                IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers under its corporate seal.

Date:                                         TRW INC.


                                              By:  _________________________


[SEAL]



Attest:

_________________________________
Assistant Secretary





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                              THE CHASE MANHATTAN BANK,
                                                   as Trustee



                                              By:______________________________
                                                    Authorized Officer

                   [FORM OF REVERSE SIDE OF INITIAL DEBENTURE]

                                    TRW INC.

                            7 3/4% Debenture Due 2029


1.  PRINCIPAL AND INTEREST.

                  TRW Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture herein after referred to), for value received, hereby promises to pay __________, or its registered assigns, the
principal sum of $      Dollars [($      )] (the "Principal Amount"), on
June 1, 2029, and to pay interest on the Principal Amount at the rate of [ ]% per annum (the "Specified Rate"); provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Debenture at a rate of .25% per annum (the "Additional Interest") from and including the date on which such Registration Default ahall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on December 1 and June 1 of each year (each an "Interest Payment Date") commencing on December 1, 1999. Interest on the Debentures shall accrue from June 2, 1999, or the most recent date to which interest has been paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the person to whom principal is payable.

                  If the Principal Amount of, and any accrued interest on, the Debentures is declared due and payable as provided in Section 9, the Company shall pay interest on the overdue Principal Amount at a rate per annum equal to the Specified Rate, and it shall pay interest on overdue installments of interest at the same rate (to the extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.

                  Any amounts of Additional Interest due hereunder will be payable in cash, on the same original payment dates as other interest due on this Debenture. The amount of Additional Interest due on this Debenture will be determined by multiplying the applicable Additional Interest rate by the outstanding principal amount of this Debenture, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent Special Record Date. Such date shall be at least ten (10), and no more than fifteen (15) days before the payment date. The Company shall fix or cause to be fixed the Special Record Date and the payment date. At least ten (10) calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the Special Record Date, the payment date and the amount of defaulted interest to be paid.

                  The Company shall pay interest on the Debentures (except defaulted interest) to the Persons in whose names the Debentures are registered at the close of business on the May 15 or November 15 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Debentures are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Debentures to the Trustee (or as otherwise specified in the applicable Company Notice (as defined in Paragraph 7)) to collect principal payments.

2.  PAYING AGENT AND REGISTRAR.

                  Initially, the Trustee will be the Paying Agent and the Registrar with respect to this Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; PROVIDED that there will at all times be a Paying Agent in The City of New York.

3.  INDENTURE; LIMITATIONS.

                  This Debenture is one of the duly authorized issue of senior debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued under and pursuant to the Indenture, to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 7 3/4% Debentures Due 2029, limited in aggregate principal amount to $550,000,000. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and the Securities Act of 1933, as amended. The Debentures are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939, as amended, for a statement of those terms.
Capitalized terms used but not defined in the Debentures have the meanings ascribed to them in the Indenture.

4. REDEMPTION AT THE OPTION OF THE COMPANY.

                  No sinking fund is provided for the Debentures. The Debentures will be redeemable as a whole at any time or in part from time to time, at the option of the Company, (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of accrued interest) discounted, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points, plus any interest accrued but not paid to the date of redemption (the "Redemption Price").

                  "Treasury Rate" means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable
Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and one other primary U.S. Government Securities dealer in New York City (each, a "Primary Treasury Dealer"), appointed by the Trustee in consultation with TRW, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company may substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

5.       PAYMENT OF ADDITIONAL AMOUNTS.

                   The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Debentures such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Debentures to a Foreign Holder, after deduction or withholding for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Debentures to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligation to pay additional amounts shall not apply:

         1. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, considered as:

                  a. being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

                  b. having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

                  c. being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                  d. being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision;

         2. to any Holder that is not the sole beneficial owner of the Debentures, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

         3. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debentures, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge;

         4. to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

         5. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

         6. to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

         7. to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Debentures, if such payment can be made without such withholding by any other paying agent; or

         8.       in the case of any combination of items "1." - "7."

                  The Debentures are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided above, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

6.       REDEMPTION FOR TAXES.

                  If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 26, 1999, the Company becomes or will become obligated to pay additional amounts as described above, or (b) any act is taken by a taxing authority of the United States on or after May 26, 1999, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Debentures on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Debentures. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion, the Company is entitled to redeem the Debentures pursuant to their terms.

7.  REDEMPTION PROCEDURE.

                  If the Company wishes to redeem the Debentures in whole or in part, then the Company shall give notice in the manner provided in the Indenture that is not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (the "Company Notice") which includes the following information:
(i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed from the Holder to whom the notice is given; (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Security (including applicable interest thereon, if any), and that interest, if any, thereon shall cease to accrue on said date; (v) the place where such Securities and coupons, if any, are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment; and (vi) that the redemption is on account of a sinking fund, if that be the case.

                  Notice of redemption of Securities to be redeemed shall be given by the Company or, on Company Order, by the Trustee in the name and at the expense of the Company.

8.  DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Debentures are issuable in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

                  Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9.  DEFEASANCE.

                  As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board Resolutions or supplemental indenture with respect to the Securities of such series.

10.  AMENDMENT; SUPPLEMENT; WAIVER.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series.

11.  DEFAULTS AND REMEDIES.

                  If an Event of Default with respect to the Debentures shall have occurred and be continuing, the Principal Amount of the Debentures and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

12.      AUTHENTICATION.

                  Unless the certificate of authentication on any Debentures has been manually executed by or on behalf of the Trustee under the Indenture, such Debentures shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

13.      EXCHANGE OFFER; REGISTRATION RIGHTS.

                  [To be included in Debentures other than (x) Exchange Debentures and (y) Debentures sold pursuant to a Shelf Registration Statement.]

                  Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers (as defined in the Purchase Agreement), the Company has agreed that it will file with the Securities and Exchange Commission (the "Commission") and use its reasonable best efforts to cause to become effective a registration statement (the "Registration Statement") with respect to an issue of Debentures identical in all material respects to the Debentures (the "Exchange Debentures") and, upon becoming effective, to offer the Holders of the Debentures the opportunity to exchange their Debentures for the Exchange Debentures (the "Exchange Offer"). In the event that due to a change in current interpretations by the Commission, the Company is not permitted to effect such Exchange Offer, the Company will instead file a registration statement covering resales by the holders of Debentures (a "Shelf Registration Statement") and will use its reasonable best efforts to cause such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective for two years from the Debentures Closing Date; provided that TRW will under certain circumstances be entitled to suspend the availability of the Shelf Registration Statement. The Company shall, in the event a Shelf Registration Statement is filed, provide to each Holder of the Debentures a copy of the prospectus and notify each such Holder when the Shelf Registration Statement has become effective. A Holder that sells Debentures pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act of 1933, as amended in connection with such sales. The Exchange Debentures will be issued (i) under the Indenture or (ii) under an indenture substantially similar to the

Indenture, which, in either event, will provide that the Exchange Debentures will not be subject to the transfer restrictions described in the Indenture.

                  If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer provided that the Company has accepted all Debentures theretofore validly tendered in accordance with the terms of the Exchange Offer. Any Additional Interest on the Initial Debentures accrued but not paid prior to the Exchange Offer shall be payable on the Exchange Debentures. Debentures not tendered in the Exchange Offer shall bear interest at the same rates in effect at the time of issuance of the Debentures.

14.      OBLIGATION TO PAY INTEREST ABSOLUTE.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Debentures at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

15.      HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

                  Each Holder of a Debenture, by acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

16.      GOVERNING LAW.

                  THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

17.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124, Attention of Secretary.

                            [FORM OF TRANSFER NOTICE]


____________________________________________________________________

To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

         ___________________________________________________________
         (Print or type assignee's name, address and zip code)

         ___________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                          agent to transfer this
Debenture on the books of the Company. The agent may substitute another to act for him.


______________________________________________________________________

Date: ________________ Your Signature: _____________________


______________________________________________________________________
Sign exactly as your name appears on the other side of this Debenture.

In connection with any transfer of any of the Debentures evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Debentures and the last date, if any, on which such Debentures were owned by the Company or any Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising such Debentures are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]     to the Company; or

         (2)      [ ]     pursuant to an effective registration statement under
                          the Securities Act of 1933; or

         (3)      [ ]     to a "qualified institutional buyer" (as defined in
                          Rule 144A under the Securities Act
                           of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

         (5)      [ ]      inside the United States to an institutional
                           "accredited investor" (as defined in Rule 501(a)(i),
                           (2), (3) or (7) of Regulation D under the Securities
                           Act) that purchases for its own account or for one or more accounts (each of which is an institutional
                           "accredited investor") as to each of which it exercises sole investment discretion; or

         (6)      [ ]      pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, however, that if box (4), (5) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Debentures, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.




                                                     --------------------------
                                                     Signature


                                                     --------------------------
                                                     Signature

------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________             ___________________________________________
                                    NOTICE:  To be executed by
                                             an executive officer

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and/or any such account falls within the definition of the term non-U.S. person set forth in Regulation S of the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Regulation S. The undersigned further represents and warrants that the transfer of this Debenture was made in an offshore transaction within the meaning of Regulation S.


Dated: ________________             ____________________________________________
                                    NOTICE:  To be executed by
                                             an executive officer


TO BE COMPLETED BY PURCHASER IF (5) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(i), (2),
(3) or (7) of Regulation D under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on the safe harbor provision set forth in Regulation D and acknowledges that it has such knowledge and experience in financial and business matters a to be capable of evaluating the merits and risks of its investment in the Debentures and any accounts for which it is acting are each able to bear the economic risk of its or their investment and that it is aware that the transfer or is relying upon the undersigned's foregoing representations.


Dated: ________________             ____________________________________________
                                    NOTICE:  To be executed by
                                             an executive officer

                      [FORM OF FACE OF EXCHANGE DEBENTURE]

                           [INSERT APPROPRIATE LEGEND]

                                    TRW INC.

                            7 3/4% Debenture Due 2029

                                                    [CUSIP] [ISIN] [COMMON CODE]


No.                                                                      $[   ]


                  TRW INC., an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [ ], or its registered assigns, the principal sum of [ ] Dollars ($[ ]) on June 1, 2029.

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 1999.

                  Regular Record Dates: May 15 and November 15.

                  Reference is hereby made to the further provisions of this Exchange Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture dated as of May 1, 1986 (the "Original Indenture"), as supplemented and amended by the First Supplemental Indenture, dated as of August 24, 1989, the Second Supplemental Indenture dated as of June 2, 1999, the Third Supplemental Indenture dated as of June 2, 1999, the Fourth Supplemental Indenture dated as of June 2, 1999, and the Fifth Supplemental Indenture dated as of June 2, 1999 (collectively, the "Supplemental Indentures"; the Original Indenture, as amended by the Supplemental Indentures is hereinafter referred to as the "Indenture"). This Exchange Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 7 3/4% Exchange Debentures Due 2029 (hereinafter referred to as the "Exchange Debentures"), limited in aggregate principal amount to $550,000,000.

                  IN WITNESS WHEREOF, the Company has caused this Exchange Debenture to be signed manually or by facsimile by its duly authorized officers under its corporate seal.

Date:                                TRW INC.


                                                 By:  _________________________




[SEAL]


Attest:

____________________________
Assistant Secretary





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                   THE CHASE MANHATTAN BANK,
                                   as Trustee


                                   By: ________________________
                                       Authorized Officer

                  [FORM OF REVERSE SIDE OF EXCHANGE DEBENTURE]

                                    TRW INC.

                       7 3/4% Exchange Debenture Due 2029


1.  PRINCIPAL AND INTEREST.

                  TRW Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture herein after referred to), for value received, hereby promises to pay _____________, or its registered assigns, the
principal sum of $      Dollars [($      )] (the "Principal Amount"), on
June 1, 2029, and to pay interest on the Principal Amount at the rate of 7 3/4% per annum (the "Specified Rate"); [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) has occurred, additional interest will be payable on this Debenture at a rate of .25% per annum (the "Additional Interest") from and including the date on which such Registration Default occurred to but excluding the date on which all Registration Defaults have were cured if such Additional Interest was not paid prior to the date on which the Initial Debenture was exchanged for this Exchange Debenture.(1)] The Company will pay interest semiannually in arrears on December 1 and June 1 of each year (each an "Interest Payment Date") commencing on December 1, 1999. Interest on the Exchange Debentures shall accrue from June 2, 1999, or the most recent date to which interest has been paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest payment at the Stated Maturity of the Principal Amount will include interest accrued to but excluding the date of such Stated Maturity and will be payable to the person to whom principal is payable.

                  If the Principal Amount of, and any accrued interest on, the Exchange Debentures is declared due and payable as provided in Section 9, the Company shall pay interest on the overdue Principal Amount at a rate per annum equal to the Specified Rate, and it shall pay interest on overdue installments of interest at the same rate (to the


--------
   (1) Insert if at the time of issuance of the Exchange Debenture Additional Interest has accrued on the Initial Debenture but has not been paid prior to the date the Initial Debenture was Exchange for the Exchange Debenture.

extent that payment of such interest shall be legally enforceable). Such interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.
                  If the Company defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest, plus (to the extent that the payment of such interest shall be legally enforceable), any interest payable on the defaulted interest, to the persons who are Holders on a subsequent Special Record Date. Such date shall be at least ten (10), and no more than fifteen (15) days before the payment date. The Company shall fix or cause to be fixed the Special Record Date and the payment date. At least ten
(10) calendar days before the special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the Special Record Date, the payment date and the amount of defaulted interest to be paid.

                  The Company shall pay interest on the Exchange Debentures (except defaulted interest) to the Persons in whose names the Exchange Debentures are registered at the close of business on the May 15 or November 15 next preceding the Interest Payment Date (the "Regular Record Date") on the register kept by or on behalf of the Company for that purpose, even if Exchange Debentures are canceled after such record date and on or before the Interest Payment Date. Holders must surrender Exchange Debentures to the Trustee (or as otherwise specified in the applicable Company Notice (as defined in Paragraph
7)) to collect principal payments.

2.  PAYING AGENT AND REGISTRAR.

                  Initially, the Trustee will be the Paying Agent and the Registrar with respect to this Exchange Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; PROVIDED that there will at all times be a Paying Agent in The City of New York.

3.  INDENTURE; LIMITATIONS.

                  This Exchange Debenture is one of the duly authorized issue of senior debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued under and pursuant to the Indenture, to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Exchange Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 7 3/4% Exchange Debentures Due 2029, limited in aggregate principal amount to $550,000,000. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and the Securities Act of 1933, as amended. The Exchange Debentures are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act of 1939, as amended, for a statement of those terms. Capitalized terms used but not defined in the Exchange Debentures have the meanings ascribed to them in the Indenture.

4. REDEMPTION AT THE OPTION OF THE COMPANY.

                  No sinking fund is provided for the Exchange Debentures. The Exchange Debentures will be redeemable as a whole at any time or in part from time to time, at the option of the Company(a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of accrued interest) discounted, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points, plus accrued interest thereon to the date of redemption (the "Redemption Price").

                  "Treasury Rate" means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent to yield maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and one other primary U.S. Government Securities dealer in New York City (each, a "Primary Treasury Dealer"), appointed by the Trustee in consultation with TRW, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company may substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

5.     PAYMENT OF ADDITIONAL AMOUNTS.

                   The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Debentures such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Debentures to a Foreign Holder, after deduction or withholding for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Debentures to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligation to pay additional amounts shall not apply:

         1. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, considered as:

                  a. being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

                  b. having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

                  c. being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                  d. being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision;

         2. to any Holder that is not the sole beneficial owner of the Debentures, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

         3. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debentures, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge;

         4. to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

         5. to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

         6. to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

         7. to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Debentures, if such payment can be made without such withholding by any other paying agent; or

         8.       in the case of any combination of items "1." - "7."

                  The Debentures are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided above, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

6.       REDEMPTION FOR TAXES.

                  If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 26, 1999, the Company becomes or will become obligated to pay additional amounts as described above, or (b) any act is taken by a taxing authority of the United States on or after May 26, 1999, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Debentures on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Debentures. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion, the Company is entitled to redeem the Debentures pursuant to their terms.

7.  REDEMPTION PROCEDURE.

                  If the Company wishes to redeem the Exchange Debentures in whole or in part, then the Company shall give notice in the manner provided in the Indenture that is not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (the "Company Notice") which includes the following information: (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed from the Holder to whom the notice is given; (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Security (including applicable interest thereon, if any), and that interest, if any, thereon shall cease to accrue on said date; (v) the place where such Securities and coupons, if any, are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment; and (vi) that the redemption is on account of a sinking fund, if that be the case.

                  Notice of redemption of Securities to be redeemed shall be given by the Company or, on Company Order, by the Trustee in the name and at the expense of the Company.

8.  DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Exchange Debentures are issuable in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Exchange Debentures may be exchanged for a like aggregate principal amount of Exchange Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Exchange Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Exchange Debenture or Exchange Debentures of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

                  Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Exchange Debenture is registered as the owner hereof for all purposes, whether or not this Exchange Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9.  DEFEASANCE.

                  As provided in the Indenture and subject to the satisfaction of certain conditions set forth therein, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants under the Indenture or of any provisions set forth, with respect to the Securities of such series, in any additions or changes to or deletions from the covenants and Events of Default under the Indenture in the Board Resolutions or supplemental indenture with respect to the Securities of such series.

10.  AMENDMENT; SUPPLEMENT; WAIVER.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series.

11.  DEFAULTS AND REMEDIES.

                  If an Event of Default with respect to the Exchange Debentures shall have occurred and be continuing, the Principal Amount of the Exchange Debentures and all accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

12.      AUTHENTICATION.

                  Unless the certificate of authentication on any Exchange Debentures has been manually executed by or on behalf of the Trustee under the Indenture, such Exchange Debentures shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

13.      EXCHANGE OFFER; REGISTRATION RIGHTS.

                  Reserved.

14.      OBLIGATION TO PAY INTEREST ABSOLUTE.

                  No reference herein to the Indenture and no provision of this Exchange Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and any premium of and any interest on the Exchange Debentures at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.

15.      HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

                  Each Holder of an Exchange Debenture, by acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

16.      GOVERNING LAW.

                  THIS EXCHANGE DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

17.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124, Attention of Secretary.

                            [FORM OF TRANSFER NOTICE]

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
(Insert assignee's Soc. Sec. or Tax I.D. No.)

this Exchange Debenture and all rights thereunder, hereby irrevocably constituting and appointing___________________ attorney to transfer said Exchange Debenture on the books of the Company with full power of substitution in the premises.


                                            ____________________________________
                                            Signature

Date:_______________